Exhibit 32.2

Certification of the Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Quarterly Report on Form 10-Q/A for the period ending June 30, 2012 (the “Report”) by American Eagle Energy Corporation (“Registrant”), the undersigned hereby certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ KIRK A. STINGLEY
Kirk A. Stingley
Chief Financial Officer

Date: September 13, 2012

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to American Eagle Energy Corporation and will be retained by American Eagle Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.